Exhibit 32.1
CONTANGO OIL & GAS COMPANY
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Contango Oil & Gas Company (the “Company”) on Form 10-Q for the period ending December 31, 2012 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Joseph J. Romano, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 11, 2013

/s/ JOSEPH J. ROMANO
Joseph J. Romano
President and Chief Executive Officer